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                                                                     Exhibit 5.1

                          [Baker & McKenzie Letterhead]

October 5, 2001

AT&T Latin America Corp.
220 Alhambra Circle
Coral Gables, FL 33134

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         On the date hereof, AT&T Latin America Corp., a Delaware corporation (the "Company"), sent for filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 25,360,618 shares of the Company's Class A Common Stock, par value $.0001 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under
(A) the Company's 2000 Long Term Incentive Plan, (B) the 1999 Stock Option and Restricted Stock Purchase Plan of FirstCom Corporation, a company that was merged into one of the Company's wholly-owned subsidiaries in August 2000 ("FirstCom"), and (C) individual stock option agreements assumed by the Company that are between the Company's existing and former employees and directors on the one hand and FirstCom or one of its predecessors, Interamericas Communications Corporation or Theodore Games, Inc, on the other hand (the plans and agreements described in clauses (A), (B) and (C) are collectively referred to herein as the "Plans"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company and of FirstCom; (ii) records of corporate proceedings of the Company and FirstCom authorizing the Plans and, in the case of the Company, preparation of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various

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AT&T Latin America Corp.
October 5, 2001
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questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 25,360,618 shares of authorized and unissued Common Stock from which the 25,360,618 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the Plans may be issued. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who choose to exercise their Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the Options is actually received by the Company as provided in the Plans, we are of the opinion that the shares of Common Stock to be issued pursuant to the exercise of Options granted under and in accordance with the terms of the Plans will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                          Sincerely,

                                                          /s/ Baker & McKenzie

                                                          BAKER & MCKENZIE